Exhibit 23.1—Independent Auditors’ Consent

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-43952, No. 33-58584, No. 33-70666, No. 33-81902, No. 333-00948, No. 333-53577, No. 333-47526 and No. 333-70418, all on Forms S-8 of ShopKo Stores, Inc. of our report dated March 12, 2003, appearing in this Annual Report on Form 10-K/A Amendment No. 1 of ShopKo Stores, Inc. for the year (52 weeks) ended February 1, 2003.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Milwaukee, Wisconsin

April 21, 2003